UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(g) of The Securities Exchange Act of 1934

CS DIAGNOSTICS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	20-1290331
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1603 Capitol Avenue, Suite 413, Cheyenne, WY 82001, USA

(Address of principal executive offices)

+1 (307) 395 7333

(Issuer’s telephone number)

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share

Indicate by check mark whether the registrant is a large accelerated ﬁler, an accelerated ﬁler, a non-accelerated ﬁler, a smaller reporting company, or an emerging growth company. See the deﬁnitions of “large accelerated ﬁler,” “accelerated ﬁler,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non–Accelerated filer	☐	Small reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated herein by reference.

Item 1. Business.

The information required under this item is contained under the sections of the information statement entitled “Business,” “Risk Factors,” “Security Ownership,” and “Capitalization.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required under this item is contained under the section of the information statement entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation (“MD&A”).” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Security Ownership,” “Description of Capital Stock,” “Capitalization,” “MD&A,” and the financial statements referenced therein, of the Information Statement which sections are incorporated herein by reference.

Item 3. Properties.

The information required under this item is contained under the section of the information statement entitled “Business—Leased Offices.” Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Business,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” and “Capitalization.” Those sections are incorporated herein by reference.

Item 5. Directors, Executive Officers and Corporate Governance.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” “Capitalization,” and “MD&A” Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Directors, Executive Officers, and Corporate Governance—Executive Compensation,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance—Stock and Stock Option Issuances in 2023 and 2024 and Related Party Transactions,” “Description of Capital Stock,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required under this item is contained under the section of the information statement entitled “Risk Factors” and “Legal Proceedings.” Those sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required under this item is contained under the section of the information statement entitled “Business,” “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Directors, Executive Officers, and Corporate Governance—Related Party Transactions,” “Description of Capital Stock—Recent Issuances of Securities,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required under this item is contained under the section of the information statement entitled “Business—Overview,” “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required under this item is contained under the section of the information statement entitled “Business,” “Risk Factors,” “Directors, Executive Officers, and Corporate Governance—Limitation of Liability and Indemnification,” and “MD&A.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required under this item is contained under the section of the information statement entitled “Index to Financial Statements.” This section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The information required under this item is contained under the section of the information statement entitled “Engaged Service Professionals – Auditor.” This section is incorporated herein by reference.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements. The information required under this item is contained under the section of the information statement entitled “Index to Financial Statements.” This section is incorporated herein by reference.

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of CS Diagnostics Corp. (as currently in effect)
3.2	Amended & Restated Certificate of Designation of Series A Preferred Stock
3.3	Amended & Restated Certificate of Designation of Series B Preferred Stock
3.4	Amended & Restated Certificate of Designation of Series C Preferred Stock
10.1	Asset Purchase Agreement between CS Diagnostics Corp. and CS Group dated September 4, 2023
10.2	License Agreement between DWI and CS Diagnostics Pharma dated March 21, 2024
10.3	Exclusive License and Distribution Agreement between CS Interpharm General Trading Co. LLC and CS Diagnostics Corp. for MEDUSA Product dated January 2, 2025
99.1	Information Statement
99.2	Hydrogel Valuation
99.3	Hydrogel Studies Summary
99.4	Hydrogel Confirmation
99.5	MEDUSA Evaluation copy
99.6	MEDUSA Alcohol Free Certificates
99.7	MEDUSA Alcohol Based Certificates
99.8	Waiver of All Rights for MEDUSA SDP and Fulﬁllment of Sales Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 11, 2026	CS Diagnostics Corp.

	By:	/s/Mohammad EsSayed
Mohammad EsSayed
Group CFO, VP